EXHIBIT 4.126


                                OWL LAKE PROPERTY

This Agreement is dated for reference the 7th day of February 2007

BETWEEN:

         PAT GRYBA                                                   (as to 50%)
         Post Office Box 1542
         Timmins, Ontario
         P4N 7W9
         Tel:  (705) 266-7455

         ARTHUR ELMGREN                                              (as to 50%)
         8017 Giants Head Road
         Summerland, B.C.  V0H 1Z7
         Tel:  (250) 494-1878

         (hereinafter referred to collectively as the "Optionors")

                                                               OF THE FIRST PART

AND:

         AMADOR GOLD CORP.
         #711 - 675 West Hastings Street
         Vancouver, British Columbia  V6B 1N2

         (hereinafter referred to as the "Optionee")

                                                              OF THE SECOND PART

WITNESSES THAT WHEREAS Optionors are the recorded and beneficial owners of a 100% legal and beneficial interest in and to certain mining claims situated in Ontario, more particularly described in Schedule "A" attached hereto (collectively the "Property");

AND WHEREAS the Optionors desire to grant and the Optionee is desirous of obtaining an option to acquire a 100% undivided interest in and to the Property upon terms and subject to the conditions herein contained.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1.       GRANT OF OPTION

The Optionors grant to the Optionee the sole, exclusive and irrevocable right and option (the "Option") to acquire an undivided 100% right, title and interest in and to the Property, in accordance with the terms of this Agreement.

2.       OPTION ONLY

This is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts, or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment. If the Option is terminated before the Option is exercised, the Optionee shall not be bound thereafter in debt, damages or otherwise under this Agreement, except as provided for in this Agreement, and all payments theretofore paid by the Optionee shall be retained by the Optionors for their own use absolutely.

3.       TERMS OF THE OPTION

In order to maintain the Option in good standing and earn a 100% right, title and undivided interest in and to the Property, the Optionee, subject to paragraph 2, shall:

         (a)      pay to the Optionors $10,000 upon signing this Agreement;

         (b) pay to the Optionors a further $30,000 in cash or an equivalent value in shares on or before the date which is 12 months from the date of regulatory approval;

         (c) pay to the Optionors a further $50,000 in cash or an equivalent value in shares on or before the date which is 24 months from the date of regulatory approval;

The deemed price of any common shares to be issued pursuant to this paragraph shall be based on the average trading price over the previous ten business days from the date that payment is due. The number of common shares received multiplied by the deemed price shall be equal to or greater than the cash payment owing by the Optionee to the Optionors.

4.       EXERCISE OF THE OPTION

If the Optionee has paid $10,000 and either paid an additional $80,000 in cash or issued the equivalent value of $80,000 in common shares of the Optionee to the Optionors, or a combination of cash and shares, the Optionee shall be deemed to have exercised the Option and will have acquired an undivided 100% right, title and interest in and to the Property, subject only to the Royalty Interest reserved to the Optionors pursuant to paragraph 6 hereof.

5.       OPERATOR

During the term of the Option, the Optionee shall be the operator for purposes of developing and executing exploration programs.

6.       ROYALTY INTEREST

The Optionors shall be entitled to receive and the Optionee shall pay to the Optionors a royalty equal to 2% of the net smelter returns (the "Royalty Interest") calculated and payable from the Property in accordance with the provisions of Schedule "B" attached hereto.

The Optionee may at any time purchase the Royalty Interest from the Optionors for $500,000.

7.       RIGHT OF ENTRY

During the currency of the Option the Optionee and its employees, agents and any person duly authorized by the Optionors shall have the sole and exclusive right to:

         (a)      enter in, under and upon the Property;

         (b) have exclusive and quiet possession thereof subject to the rights of the Optionor hereunder;

         (c) do such prospecting, exploration, development or other mining work thereon and thereunder as the Optionee in its sole discretion may consider desirable;

         (d) bring upon and erect upon the Property such mining facilities as the Optionee may consider advisable; and

         (e) remove from the Property and dispose of reasonable quantities of ores, minerals and metals for the purposes of sampling, obtaining assays or making other tests.

8.       NOTICE OF DEFAULT AND TERMINATION BY OPTIONORS

If the Optionee should be in default in making any payments or performing any other of its obligations hereunder, the Optionors may give written notice to the Optionee specifying the default. The Optionee shall not lose any rights granted under this Agreement so long as, within thirty (30) days after the giving of such notice of default by the Optionors, the Optionee shall cure the specified default. If the Optionee fails to cure the default within the thirty (30) day period, this Agreement shall terminate. Upon termination of this Agreement by the Optionors, the provisions of the paragraph in this Agreement entitled "Termination Prior to Acquisition of Interest" shall apply.

9.       NO PRODUCTION OBLIGATION

The Optionee shall be under no obligation whatsoever to place the Property into production.

10.      TRANSFER OF PROPERTY

The Property will be transferred when the provisions in paragraph 3 have been met.

11.      EXCLUSION OF PROPERTY

The Optionee shall have the right at any time and from time to time to elect to exclude from this Agreement any portion of the Property by not less than thirty
(30) days prior written notice to the Optionors of this election; provided that any portion of the Property so excluded shall be in good standing, free and clear of all liens, charges and encumbrances, and provided further that the Optionee, if requested by the Optionors in writing, shall deliver to the Optionors recorded transfers of any mineral claims and other property interests which are included in the portion of the Property so excluded in favour of the Optionors. Upon termination of a portion of the Property, the terminated portion of the Property shall be subject to the provisions of the paragraph in this Agreement entitled "Termination Prior to Acquisition of Interest".

12.      COVENANTS OF THE OPTIONEE

During the currency of this Agreement, the Optionee shall:

         (a) keep the Property in good standing by doing and filing of all assessment work or by making payments in lieu thereof, and by the doing all other acts and things and making all other payments which may be necessary in that regard;

         (b) permit the Optionors, or their representative, duly authorized by it in writing, at its own risk and expense, access to the Property at all reasonable times and to all records prepared by the Optionee in connection with work done or with respect to the Property, provided the Optionors shall not, without the prior written consent of the Optionee, such consent not to be unreasonably withheld, disclose any information obtained by it or communicated to it, to any third party except as may be required by regulatory bodies having jurisdiction over it; and

         (c) conduct all work on or with respect to the Property in a careful and workmanlike manner and in compliance with the applicable laws of the jurisdiction in which the Property is located and indemnify and save the Optionors harmless from any and all claims, suits or actions made or brought against the Optionors as a result of work done by the Optionee on or with respect to the Property.

13.      COVENANTS OF THE OPTIONORS

During the currency of this Agreement, the Optionors covenant and agree with the Optionee to:

         (a) not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the Optionee hereunder;

         (b) make available to the Optionee and its representatives all records and files relating to the Property in its possession and permit the Optionee and its representatives to take abstracts therefrom and make copies thereof;

         (c) co-operate with the Optionee in obtaining any water appropriation license, surface licenses and any other rights or licenses on or related to the Property, the Optionee deems necessary or desirable; and

         (d) promptly provide the Optionee with any and all notices and correspondence from government or regulatory agencies in respect of the Property.

14.      REPRESENTATIONS AND WARRANTIES OF THE OPTIONORS

The Optionors hereby represent and warrant to the Optionee that:

         (a) the Optionors are the legal and beneficial owner of the Property;

         (b) the Property consists of those mining claims more particularly described in Schedule "A", all of which were duly and validly located and recorded in accordance with the applicable laws of Ontario and are valid and subsisting as of the date of execution and delivery of this Agreement;

         (c) the Property is in good standing, free and clear of all liens, charges and encumbrances;

         (d) there are no pending or threatened actions, suits, claims or proceedings regarding the Property; and

         (e) the Optionors have the exclusive right and authority to enter into this Agreement and to dispose of the Property in accordance with the terms hereof, and that no other person, firm or corporation has any proprietary or other interest in the same.

The representations and warranties of the Optionors herein before set out, form a part of this Agreement and are conditions upon which the Optionee has relied on in entering into this Agreement and shall survive the exercise of the Option by the Optionee. The Optionors shall indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition contained in this Agreement. The Optionors acknowledge and agree that the Optionee has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to the Optionee or its officers, directors or professional advisors shall limit or extinguish the right to indemnity hereunder. The Optionee may deduct the amount of any such loss or damage from any amounts payable by it to the Optionors hereunder.

15.      TERMINATION PRIOR TO ACQUISITION OF INTEREST

If the Option is terminated, or if this Agreement is terminated prior to the exercise of the Option by the Optionee, the Optionee shall return to the Optionors forthwith exclusive and quiet possession of the Property, in good standing, and free and clear of all liens, charges and encumbrances for a period of one year.

16.      ADDITIONAL TERMINATION

In addition to any other termination provisions contained in this Agreement, the Optionee shall at any time have the right to terminate its rights and future obligations under this Agreement by giving notice in writing of such termination to the Optionors, and in the event of such termination, the Optionee shall not earn any interest in the Property, and this Agreement, save and except for the provisions of the paragraph in this Agreement entitled "Termination Prior to Acquisition of Interest" hereof, shall be of no further force and effect.

17.      FORCE MAJEURE

If the Optionee is prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Optionee, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay. The Optionee, insofar as is possible, shall promptly give written notice to the Optionors of the particulars of the reasons for any prevention or delay under this paragraph, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Optionors as soon as such cause ceases to subsist.

18.      NOTICE

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or if mailed by registered mail in Canada, (save and except during the period of any interruption in the normal postal service within Canada) or sent by facsimile transfer to either party at the addresses first set out above and any notice given as aforesaid shall be deemed to have been given, if delivered or sent by facsimile transfer, when delivered or faxed, or if by mail, on the third business day after the date sent by mail . Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

19.      FURTHER ASSURANCES

The parties hereto agree to execute all such further or other assurances and documents and to do or cause to be done all acts necessary to implement and carry into effect the provisions and intent of this Agreement.

20.      TIME OF ESSENCE

Time shall be of the essence of this Agreement.

21.      TITLES

The titles to the respective paragraphs hereof shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

22.      SCHEDULES

The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were contained in the body hereof.

23.      VOID OR INVALID PROVISION

If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and in no way be affected, impaired or invalidated thereby.

24.      SUCCESSORS AND ASSIGNS

This  Agreement  shall enure to the  benefit of and be binding  upon the parties
hereto  and  their  respective   successors,   assigns,   heirs,   executors  or
administrators as the case may be.

25.      APPROVALS

The Optionee and the Optionors hereby acknowledge that this Agreement shall be subject to all necessary regulatory approvals.

26.      ARBITRATION

If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under or in connection with the subject matter of this Agreement, or in relation to the construction hereof, the same shall be determined by the award of a single arbitrator under the Commercial Arbitration Act of the Province of Ontario, and the decision of the arbitrator shall in all respects be conclusive and binding upon all the parties.

27.      ASSIGNMENT

The Optionee may at any time during the term of the Option sell, transfer or otherwise dispose of all or any portion of its interest in or its rights under this Agreement; provided that any purchaser, grantee or transferee of any such interest or rights delivers to the Optionors their agreement related to this Agreement and to the Property, containing:

         (a) a covenant by such transferee to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest or rights to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such transferee as principal obligant; and

         (b) a provision subjecting any further sale, transfer or other disposition of such interest or rights or any portion thereof to the restrictions contained in this section;

and further provided that any shares delivered to the Optionors in connection with the exercise of the Option must be shares of the Optionee, unless otherwise agreed in writing by the Optionors.

28.      AFTER-ACQUIRED PROPERTY

The area which is included within two kilometers of the outer-most boundary of the Property shall be deemed to be an area of interest ("Area of Interest"). During the term of this Agreement, commencing on the date hereof, any mineral claim, lease or other mineral right or interest acquired by or on behalf of the Optionee, the Optionors or their assigns, by staking within the Area of Interest shall be deemed to have been acquired on behalf of and for the benefit of the parties pursuant to the terms of this Agreement. This Agreement shall not extend beyond the Area of Interest and shall not affect mineral properties which the parties now hold or hereafter stake or acquire adjacent to the Area of Interest.

29.      GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

30.      PRIOR AGREEMENTS

This Agreement contains the entire agreement between the parties in respect of the Property and supersedes all prior agreements between the parties hereto with respect to the Property, which said prior agreements shall be deemed to be null and void upon the execution hereof.

31.      EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document.


IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

SIGNED, SEALED and DELIVERED by           )
PAT GRYBA in the presence of:             )
                                          )
BY:  /S/ A.G. ELMGREN                     )
----------------------------------------  )
Name (printed)                            )
                                          )
8017 GIANT HEAD ROAD, SUMMERLAND, B.C.    )
----------------------------------------  )
Address                                   )      BY:  /S/ PAT GRYBA
                                          )      -------------------------------
                                          )      PAT GRYBA
SEMI-RETIRED                              )
----------------------------------------  )
Occupation                                )


SIGNED, SEALED and DELIVERED by           )
ARTHUR ELMGREN in the presence of:        )
                                          )
BY:  /S/ PAT GRYBA                        )
----------------------------------------  )
Name (printed)                            )
                                          )
P.O. BOX 1542, TIMMINS, ONTARIO, P4N 7W9  )
----------------------------------------  )
Address                                   )      BY:  /S/ ARTHUR ELMGREN
                                          )      -------------------------------
                                          )      ARTHUR ELMGREN
PROSPECTOR                                )
----------------------------------------  )
Occupation                                )


The COMMON SEAL of                        )
AMADOR GOLD CORP.                         )
was hereunto affixed in the presence of:  )
                                          )
BY:  ALAN D. CAMPBELL                     )
----------------------------------------  )
Authorized Signatory

                                  SCHEDULE "A"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 7TH DAY OF FEBRUARY 2007 BETWEEN PAT GRYBA, ARTHUR ELMGREN AND AMADOR GOLD CORP.
--------------------------------------------------------------------------------

The Property consists of the following claims in the Thunder Bay Mining District, Ontario. The following is the township, claim number, number of units, recording date and the expiry date:


-------------------- ---------------- ---------- --------------- ---------------
     TOWNSHIP          CLAIM NUMBER   # OF UNITS  RECORDING DATE   EXPIRY DATE
-------------------- ---------------- ---------- --------------- ---------------
Lower Aguasabon Lake     4211426           6      June 21, 2006   June 21, 2008
-------------------- ---------------- ---------- --------------- ---------------

                    *****************************************

                                  SCHEDULE "B"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 7TH DAY OF FEBRUARY 2007 BETWEEN PAT GRYBA, ARTHUR ELMGREN AND AMADOR GOLD CORP.
--------------------------------------------------------------------------------

                               NET SMELTER RETURNS

For the purposes of this Agreement, "Net Smelter Returns" shall be deemed to mean the amount received from a mint, smelter, or other purchaser upon the sale of all metals, bullion, concentrates or ores removed from the Property after deducting the costs of treatment, tolling, smelting, refining and minting of such products and all costs associated therewith such as transporting, insuring, handling, weighing, sampling, assaying and marketing, as well as all penalties, representation charges, referee's fees and expenses, import taxes and export taxes; and the term "smelter" shall mean conventional smelters as well as any other type of production plant used in lieu of a conventional smelter to reduce ores or concentrates.

Net Smelter Returns payable to the Optionors shall be paid quarterly within sixty (60) days following the end of each fiscal quarter of the Optionee during which the Property is in commercial production of a best-estimate basis. The records relating to the calculation of royalty payments shall be audited annually at the end of each fiscal year of the Optionee and:

(a)      any adjustment of payments to the Optionors shall be made forthwith;

(b)      a copy of the audited statements shall be delivered to the Optionors;

(c) the Optionors shall have thirty (30) days after receipt of such statements to question their accuracy in writing and failing such objection the statements shall be deemed correct; and

(d) the Optionors or their auditor duly appointed in writing shall have the right at all reasonable times upon written request to inspect such of the books and financial records of the Optionee as may be relevant to the determination of the Net Smelter Returns hereunder, and at their own expense to make copies thereof.

                     ***************************************